                                                                    EXHIBIT 10-C

                               SECURITY AGREEMENT


         Security Agreement, dated as of November 5, 1999, made by and among Illinois Superconductor Corporation, a Delaware Corporation with offices at 451 Kingston Court, Mt. Prospect, Illinois 60056 (the "Company"), Elliott Associates, L.P., a Delaware limited partnership with offices at 712 Fifth Avenue, 36th Floor, New York, New York 10019 ("Elliott"), Westgate International, L.P., a Cayman Islands limited partnership with offices c/o Stonington Management Corp., 712 Fifth Avenue, New York, New York 10019 ("Westgate"), and Alexander Finance, LP, an Illinois limited partnership with offices at 1560 Sherman Avenue, Evanston, Illinois 60201 ("Alexander"). Elliott, Westgate and Alexander are sometimes individually referred to as a "Secured Party" or collectively referred to as "Secured Parties."

         NOW THEREFORE, in consideration of the foregoing, the Company hereby agrees with the Secured Parties as follows:

               SECTION 1. Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 2 hereof), the Company hereby pledges and collaterally assigns to the Secured Parties, and grants to the Secured Parties a continuing security interest in the following (the "Collateral"):

"Collateral" means all assets of the Company, including without limitation all presently existing and hereafter arising (i) accounts, contract rights, and all other forms of obligations owing to the Company from any source ("Accounts");
(ii) all of the Company's books and records, including ledgers, records indicating, summarizing, or evidencing the Company's assets or liabilities, or the Collateral, all information relating to the Company's business operations or financial condition, all computer programs, disc or tape files, printouts, runs or other computer prepared information, and any equipment containing such information (the Company's "Books"); (iii) all of the Company's present and hereafter acquired equipment, wherever located, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located ("Equipment"); all of the Company's general intangibles and other personal property (including, but not limited to, contract rights, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due under any royalty or licensing agreements, infringements, claims, computer programs, discs or tapes, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims, as well as all cash collateral that is hypothecated to secure letters of credit or bonding obligations) ("General Intangibles"); all present and future inventory in which the Company has any interest, and all of the Company's present and future raw materials, work in process, finished goods, and packing and shipping material, wherever located, any documents of title representing any of the above ("Inventory"); all of the Company's negotiable collateral, including all of the Company's present and future letters of credit, notes, drafts, instruments, certificated securities (including the shares of stock of any subsidiary), documents, personal property leases (where the Company is the lessor), chattel paper and the Company's books and records relating to any of the foregoing ("Negotiable Collateral"); any money or other assets of the Company which hereafter come into the possession, custody or control of the Company, and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts or other tangible or intangible, real or personal, property resulting from the sale, exchange, collection or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof;

in each case howsoever the Company's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).


         The Secured Parties acknowledge that their security interest in Accounts and Inventory is junior to the lien, to the extent there is overlap, granted to Franklin Capital Corporation (the "Factor") in "accounts" and "inventory" ("Common Collateral"), pursuant to a Factoring Agreement, dated as of October 6, 1999 by and between the Factor and the Company (the "Factoring Agreement"), and further acknowledge that so long as any balances owing to the Factor remain outstanding under the Factoring Agreement, the Secured Parties shall not foreclose on the Common Collateral. The foregoing is subject to the continued perfection of the Factor's lien in the "accounts" and "inventory" under the Factoring Agreement and to the rights of the Secured Parties to pay all outstanding amounts under the Factoring Agreement and to thereupon become subrogated to the rights of the Factor.

               SECTION 2. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for the prompt payment by the company, as and when due and payable, of all amounts from time to time owing by it to the Secured Parties under the Securities Purchase Agreements, dated as of May 15, 1998 and March 31, 1999 (the "Purchase Agreements") by and among the Company, the Secured Parties and certain other investors and the additional investment letter agreement, dated the date hereof ("Letter Agreement"), by and among the Company and the Secured Parties, the Registration Rights Agreements dated as of May 15, 1998 and March 31, 1999 by and among the Company, the Secured Parties and certain other investors and the Amendment Agreement relating thereto by and among the Company, Secured Parties and another investor, the Notes (as defined in the Letter Agreement) issued to the Secured Parties and any obligations to the Secured Parties arising out of the option of the Secured Parties to provide additional financing under the terms of the Letter Agreement (the "Obligations").

               SECTION 3. Representation and Warranties. The Company represents and warrants as follows:

         The Company is and will be at all times the owner of the Collateral free and clear of any other lien, security interest or other charge or encumbrance except for Permitted Liens (as defined in the Purchase Agreements).

               SECTION 4. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Secured Parties shall otherwise consent in writing,

         (a) Further Assurances. The Company will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable (i) to perfect and protect the security interest to be created hereby;
(ii) to enable Secured Parties to exercise and enforce their rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement.

         (b) Provisions Concerning the Collateral. The Company will (A) give Secured Parties prompt notice of any change in the Company's name, identity or corporate structure, (B) keep all originals of all documents relating to the Collateral at Company's principal office, and (C) keep adequate records concerning the Collateral and permit representatives of Secured Parties at any time during normal business hours on reasonable notice to inspect such records (provided Secured Parties agree to keep all information inspected strictly confidential).

         (c) Transfer. The Company will not sell, assign, exchange or otherwise dispose of any of the Collateral except in the ordinary course of business.

         (d) If the Company fails to perform any agreement contained herein, Secured Parties may itself perform or cause performance of such agreement or obligation, and the reasonable expenses of Secured Parties incurred in connection therewith shall be payable by the Company pursuant to Section 5(d) hereof.

               SECTION 5. Remedies Upon Default. If any of the Obligations are not paid when due, or if the Company is in default of any of its obligations under this Agreement, the Letter Agreement or the Purchase Agreements:

         (a) Secured Parties may exercise in respect of the Collateral in addition to other rights and remedies the rights and remedies of a secured party under the Uniform Commercial Code in effect in the state of Illinois (the "Code") and also may (i) require the Company to, and the Company hereby agrees that it will at its expense and upon request of Secured Parties forthwith, assemble all or part of the Collateral as directed by Secured Parties and make it available to Secured Parties at a place to be designated by Secured Parties and (ii) upon ten (10) days' (or such longer period shall be required by law) prior written notice, sell the Collateral or any part thereof, in one or more parcels at public or private sale, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Secured Parties may determine (provided that such terms are commercially reasonable). Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Parties may adjourn any public or private sale from time to time by announcement at the time and placed fixed therefor, and such sale may, without further notices, be made at the time and place to which it was so adjourned.

         (b) Any cash held by Secured Parties as Collateral and all cash proceeds received by Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Secured Parties, be held by Secured Parties as collateral for, and/or then or at any time thereafter applied in whole or in part by Secured Parties against, all or any part of the Obligations in such order as Secured Parties shall elect. Any surplus of such cash or cash proceeds held by Secured Parties and remaining after the payment in full of all of the Obligations shall be paid over to the Company or to such person as may be lawfully entitled to receive such surplus.

         (c) In the event that the proceeds of any such collection or realization are insufficient to pay all amount to which Secured Parties is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof, together with the reasonable costs of collection.

         (d) The Company will upon demand pay to Secured Parties the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of Secured Parties' counsel, which Secured Parties may incur in connection with (i) the sale of, collection from, or other realization upon, any Collateral, (ii) the exercise or enforcement of any of the rights of Secured Parties hereunder, or (iii) the failure by the Company to perform or observe any of the provisions hereof.

               SECTION 6. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be sent by certified mail, return receipt requested or by overnight courier or delivered by hand, to the parties at their respective addresses specified above (or to such other address as shall be designated by a party in a written notice to the other party complying as to delivery with the terms of this Section 6). All such notices and other communications shall be effective upon delivery.

               SECTION 7. Miscellaneous.

         (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Company and Secured Parties, and no waiver of any provision of this Agreement shall be effective unless it is in writing and signed by Secured Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No failure on the part of Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other document relating hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other further exercise thereof or the exercise of any other right. The rights and remedies of Secured Parties provided herein and in the Notes are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

         (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on the Company and its successors and assigns and shall inure, together with all rights and remedies hereunder, to the benefit of Secured Parties and their successors, transferee and assigns.

         (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York. The parties hereby consent to the exclusive jurisdiction of any New York State or Federal court in New York City in any action or proceeding arising hereunder.

         (f) The actions of the holders of a majority-in-interest of the Obligations shall be deemed the actions of Secured Parties for purposes of giving any notice or enforcing any rights or remedies.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.



                                  ILLINOIS SUPERCONDUCTOR CORPORATION



                                  By:
                                       Name:
                                       Title:

                                  ELLIOTT ASSOCIATES, L.P.



                                  By:
                                       Name:
                                       Title:



                                  WESTGATE INTERNATIONAL, L.P.

                                  By: Martley International, Inc.
                                        Attorney-in-Fact



                                  By:
                                       Name:
                                       Title:



                                  ALEXANDER FINANCE, L.P.



                                  By:
                                       Name:
                                       Title: